UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2009

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia (state or other jurisdiction of incorporation)	1-7102 (Commission File Number)	52-0891669 (I.R.S. Employer Identification No.)

Woodland Park 2201 Cooperative Way Herndon, VA	20171-3025 (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:  (703) 709-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 23, 2009, National Rural Utilities Cooperative Finance Corporation (“National Rural”) entered into a Note Purchase Agreement (the “Agreement”) in the amount of $400 million with the Federal Agricultural Mortgage Corporation (“Farmer Mac”).  This agreement is for the refinancing of a $400 million, 5-year, variable-rate, secured private placement note that was sold to Farmer Mac on March 27, 2008.  The new Agreement is a 5-year, variable-rate, collateralized, revolving credit facility that allows National Rural to borrow, repay and re-borrow funds at any time or from time to time; provided that the principal amount at any time outstanding under this facility is not more than $400 million in the aggregate.  Unless agreed upon otherwise by both parties, the variable-rate is based upon a spread to LIBOR and is determined at the time of each advance.  The maturity date of any advance under this Agreement must not be later than April 1, 2014.  No advance can be made on this facility unless National Rural prepays, in the same amount as the requested advance, the debt under the existing March 27, 2008, note purchase agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION

By: /s/ Steven L. Lilly
       Steven L. Lilly
       Senior Vice President and Chief Financial Officer

Dated:  March 25, 2009